                                                                     Exhibit 1.1

                              PUBLIC STORAGE, INC.

                          1,200,000 Depositary Shares
                    Each Representing 1/1,000 of a Share of
                             Equity Stock, Series A
                   Issue Price of $23.25 Per Depositary Share

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                               November 29, 2000


CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.
c/o  Credit Suisse First Boston Corporation
     Eleven Madison Avenue
     New York, New York 10010-3629

Dear Sirs:

          Public Storage, Inc., a real estate investment trust ("REIT") and a California corporation (the "Company"), proposes to issue and sell 1,200,000 shares (the "Firm Shares") of its Depositary Shares (the "Depositary Shares"), each representing 1/1,000 of a share of Equity Stock, Series A, par value $.01 per share ("Series A Equity Stock"), to the several underwriters named in
Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the several Underwriters not more than an additional 180,000 Depositary Shares (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

          The shares of Series A Equity Stock represented by the Shares (the "Equity Shares") will, when issued, be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts") to be issued by BankBoston, N.A., as Depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement") among the Company, the Depositary, and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares.

          1.   Registration Statement and Prospectus.
               -------------------------------------

          The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3, registration number 333-81041 (the "Registration Statement"), including the related prospectus included in the Registration Statement, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of, inter alia, the Shares. The Company may have filed one or more amendments
----- ----
thereto, including each related prospectus, and one or more prospectus supplements thereto, each of which has previously been furnished to the Underwriters. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the "Rule 462(b) Registration Statement," and, after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Act.

          2.   Agreements to Sell and Purchase and Lock-Up Agreements.
               ------------------------------------------------------

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $23.25 (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and the Underwriters shall have a right to purchase, from time to time, up to an aggregate of 180,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

          The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Depositary Shares or shares of Equity Stock or any securities convertible into or exercisable or exchangeable for Depositary Shares or shares of Equity Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Depositary Shares or shares of Equity Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Depositary Shares or shares of Equity Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 45 days after the date of the Prospectus Supplement without the prior written consent of Credit Suisse First Boston Corporation. Notwithstanding the foregoing, during such period, the Company may issue Depositary Shares and/or shares of Equity Stock as all or part of the purchase price for properties and/or partnership interests to be acquired by the Company in mergers or otherwise. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 45 days after the date of the Prospectus, without the prior written consent of Credit Suisse First Boston Corporation,
(a) engage in any of the transactions described in the first sentence of this Paragraph (except that (1) Depositary Shares and shares of Equity Stock held by outside directors of the Company may be pledged to secure a margin account and the holder of those pledged shares may foreclose on them to settle margin calls and (2) certain other exceptions as set forth in the respective lock-up agreements) or (b) make any demand for, or exercise any right with respect to, the registration of any Depositary Shares or shares of Equity Stock or any securities convertible into or exercisable or exchangeable for Depositary Shares or shares of Equity Stock.

          3.   Terms of Public Offering.
               ------------------------

          The Company is advised by the Underwriters that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the filing of the Prospectus Supplement with the Commission as in the Underwriters' judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus Supplement.

          4.   Delivery and Payment.
               --------------------

          Delivery to the Underwriters of and payment for the Shares shall be made at 10:00 a.m., New York City time, on the third or fourth business day following the date of the filing of the Prospectus Supplement with the Commission (the "Closing Date"), unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at such place as the Underwriters shall designate. The Closing Date and the location of delivery of and the form of payment for the Shares may be varied by agreement between the Underwriters and the Company.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as Credit Suisse First Boston Corporation ("CSFBC") shall designate in writing, at 10:00 a.m., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from CSFBC to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time not later than 30 days after the date of this Agreement. Any Option Closing Date and the location of delivery of and payment for the Additional Shares may be varied by agreement between the Underwriters and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as CSFBC shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriters for inspection not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Unless CSFBC requests that the Shares be delivered to the Underwriters' account at The Depository Trust Company, certificates in definitive form evidencing the Shares shall be delivered to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the order of the Company.

          5.   Agreements of the Company.  The Company agrees with the
               -------------------------
Underwriters as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriter or any dealer, file any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) under the Act) or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

          (b) The Company will use its best efforts to cause any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement to become effective and will notify the Underwriters promptly, and will confirm such advice in writing, (i) when any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement become effective, (ii) of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

          (c) The Company will furnish to the Underwriters, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and incorporated, or deemed to be incorporated, by reference into the Prospectus).

          (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

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          (e)  The Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, subject to the provisions of Section 5(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriters after reasonable notice thereof.

          (f) The Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Shares and the Equity Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request; provided,
                                                                       --------
that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of five years commencing on the date hereof, the Company will furnish to each of the Underwriters who may so request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to each of the Underwriters who may so request a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the

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Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Company, the Subsidiaries and the Partnerships, for a period of 12 months commencing after the Effective Date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Exchange Act covering the period when the earnings statement is released.

          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to notice given by the Underwriters terminating this Agreement pursuant to Section 9) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by the Underwriters in connection herewith.

          (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

          (k) The Company will apply the net proceeds from the offering and sale of the Shares by the Underwriters in the manner set forth in the Prospectus under "Use of Proceeds."

          (l) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange.

          (m) The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), and all amendments and supplements to any of them prior to or during the period specified in Section 5(e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in Section 5(e),
(iii) the printing and delivery of this Agreement and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Shares on the NYSE and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

          6.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to each Underwriter that:

          (a) The Company has filed with the Commission the Registration Statement on Form S-3, including the related prospectus included in the Registration Statement, for the registration under the Act of the offering and sale of, inter alia, the Shares. The Company may have filed one or more
         ----- ----
amendments thereto, including each related prospectus, and one or more prospectus supplements thereto, each of which has previously been furnished to the Underwriters. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the "Rule 462(b) Registration Statement," and, after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a Prospectus Supplement specifically relating to the Shares pursuant to Rule 424 under the Act. The Company has included or will include in such Registration Statement, as amended at the Execution Time, and in the Prospectus Supplement all information required by the Act and the rules thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such Registration Statement, as so amended, and form of final prospectus contained in the Registration Statement and Prospectus Supplement, or such final prospectus and Prospectus Supplement, contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus and the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or
            --------  -------
warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

          (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

          (e) The only subsidiaries of the Company are the Subsidiaries (as defined below). Each of the Company, SEI Arlington Acquisition Corporation ("SEI Arlington"), SEI Hypoluxo Acquisition Corporation ("Hypoluxo"), PSTI/SEI - North Bergen Acquisition Corporation ("PSTI"), SEI-Sandy Acquisition Corporation ("Sandy"), PS Orangeco, Inc. ("Orangeco"), Public Storage

Pickup & Delivery, Inc. ("PSPUD"), PSI Institutional Advisors, Inc. ("PSIIA"), PSAF Development, Inc. ("PSAF Inc.") PS GPT Properties, Inc. ("PS GPT"), PS LPT Properties Investors ("PS LPT"), Belmont Acquisition Co. ("Belmont") and SEI - Firestone Acquisition Corporation ("SEI Firestone" and, together with SEI Arlington, Hypoluxo, PSTI, Sandy, Orangeco, PSPUD, PSIIA, PS GPT, PS LPT, Belmont and PSAF Inc., the "Subsidiaries"), and PS Partners, Ltd. ("PSPI"), PS Partners II, Ltd. ("PSPII"), PS Partners III, Ltd. ("PSPIII"), PS Partners IV, Ltd. ("PSPIV"), PS Partners V, Ltd. ("PSPV"), PS Partners VI, Ltd. ("PSPVI"), PS Partners VII, Ltd. ("PSPVII"), PS Partners VIII, Ltd. ("PSPVIII"), PS Texas Holdings, Ltd. ("Texas Holdings"), PSAF Development Partners, L.P. ("PSAF LP"), PSAC Development Partners, L.P. ("PSAC LP") and PSA Institutional Partners, L.P. ("PSAIP LP" and, together with PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI, PSPVII, PSPVIII, Texas Holdings, PSAF LP and PSAC LP, the "Partnerships") has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company (in the case of Orangeco, approximately 95% owned), directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Company owns as of the date hereof approximately 100%, 100%, 100%, 56%, 61%, 61%, 100% and 100% of the limited partnership units of PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI, PSPVII and PSPVIII, respectively. The Company owns as of the date hereof an approximately 30% economic interest in PSAF LP, a 51% economic interest in PSAC LP, a 100% economic interest in Texas Holdings, and 100% of the common units, 100% of the parity preferred units and none of the exchangeable preferred units (Series N, Series O and Series P) in PSAIP LP.

          (f) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (g) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Prospectus.

          (h) The Company, each Subsidiary and each Partnership maintains adequate insurance for the conduct of their respective business as described in the Prospectus.

          (i) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company's business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

          (j) The Company's authorized capitalization is as set forth in the Prospectus (including the Incorporated Documents); the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), Class B common stock, par value $.10 per share, of the Company (the "Class B Common Stock"), Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"),

Series B Preferred Stock, par value $.01 per share, of the Company (the
"Series B Preferred Stock"), Adjustable Rate Cumulative Preferred Stock, Series C, stated value $25.00 per share, of the Company (the "Series C Preferred Stock"), 9.50% Cumulative Preferred Stock, Series D, stated value $25.00 per share, of the Company (the "Series D Preferred Stock"), 10% Cumulative Preferred Stock, Series E, stated value $25.00 per share, of the Company (the "Series E Preferred Stock"), 9.75% Cumulative Preferred Stock, Series F, stated value of $25.00 per share, of the Company (the "Series F Preferred Stock"), 8-7/8% Cumulative Preferred Stock, Series G, stated value of $25,000 per share, of the Company (the "Series G Preferred Stock"), 8.45% Cumulative Preferred Stock, Series H, stated value of $25,000 per share, of the Company (the "Series H Preferred Stock"), 8-5/8% Cumulative Preferred Stock, Series I, stated value of $25,000 per share, of the Company (the "Series I Preferred Stock"), 8% Cumulative Preferred Stock, Series J, stated value of $25,000 per share, of the Company (the "Series J Preferred Stock"), 8 1/4% Cumulative Preferred Stock, Series K, stated value of $25,000 per share, of the Company (the "Series K Preferred Stock"), 8 1/4% Cumulative Preferred Stock, Series L, stated value of $25,000 per share, of the Company (the "Series L Preferred Stock"), 8.75% Cumulative Preferred Stock, Series M, stated value of $25,000 per share, of the Company (the "Series M Preferred Stock"), Series A Equity Stock, Equity Stock, Series AA, of the Company ("Series AA Equity Stock"), and Equity Stock, Series AAA, of the Company ("Series AAA Equity Stock") have each been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable; the Shares and the Equity Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement and, in the case of the Shares, the Deposit Agreement, will be fully paid and nonassessable; application has been made to list the Shares on the New York Stock Exchange; the form of certificate for the Shares will be in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares or the Equity Stock.

          (k) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit, proceeding or investigation before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

          (l) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Equity Shares; and this Agreement and the Deposit Agreement have been duly authorized; and this Agreement and the Deposit Agreement have been duly executed and delivered by the Company. The Deposit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

          (m) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated herein or therein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

          (n) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (o) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company or any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (p) Neither the issue and sale of the Shares nor the consummation of any of the other transactions herein contemplated (including without limitation the issuance and deposit of the Equity Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

          (q) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (r) Other than as described in the Prospectus (including the Incorporated Documents) and other than the grant or assumption of options to purchase 62,500 shares of Common Stock since January 1, 2000, there are no outstanding warrants or options to purchase any shares of capital stock of the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the articles of incorporation or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (s) The Company is qualified, has been qualified since January 1, 1981, has been operating, since the beginning of the current fiscal year, in a manner that would continue to permit it to be qualified, and intends to operate so as to continue to be qualified, (i) as a REIT under Section 856 et seq. of
                                                                   -- ----
the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) to be taxed on its "real estate investment trust income" pursuant to Section 857 of the Code.

          (t) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (u) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Act.

          (v) To the best of the Company's knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement and the Prospectus are independent public accountants with respect to the Company and any other applicable entity, as required by the Act. The financial statements, together with related schedules and notes, incorporated by reference in the Prospectus and the

Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. The pro forma financial statements and the related notes thereto, and the other pro forma financial information, included or incorporated by reference in the Prospectus and the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partnerships, other information available to the Company.

          (w) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries nor any of the Partnerships has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Partnerships taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, any Subsidiary or any of the Partnerships, or any material adverse change, or any development (that relates to the Company, the Subsidiaries and the Partnerships or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

          (x) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

          (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) To the Company's knowledge, neither the Company, any of its Subsidiaries nor any of the Partnerships nor any employee or agent of the Company, any Subsidiary or any Partnership has made any payment of funds of the Company, any Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (aa) The Company, each of the Subsidiaries and each of the Partnerships have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company, any Partnership nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (ab) Each Share will represent an interest in 1/1,000 of a share of a validly issued, outstanding, fully paid and nonassessable share of Series A Equity Stock; and the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

          (ac) To the best of the Company's knowledge, no labor disturbance by the employees of the Company, the Subsidiaries or the Partnerships exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

          (ad) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          (ae) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Shares and the Equity Shares, in each case filed pursuant to Rule 424(b). "Prospectus" shall mean the prospectus and any Prospectus Supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time. "Registration Statement" shall mean the Registration Statement referred to in Paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein either pursuant to the terms of the Registration Statement or pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the "Incorporated Documents"); and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          7.   Indemnification.  (a) The Company agrees to indemnify and hold
               ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit any Underwriter, or any person controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment and the Company had previously furnished copies thereof to such Underwriters.

          (b) In case any action shall be brought against any of the Underwriters or any person controlling any of the Underwriters, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, the Underwriters shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Underwriters or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriters or such controlling person unless
(i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the

Underwriters or such controlling person and the Company and the Underwriters or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Underwriters or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriters and controlling persons, which firm shall be designated in writing by the Underwriters and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriters and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 30 business days after the receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of our indemnified party.

          (c) The Underwriters agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to information relating to the Underwriters furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriters), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriters, by Section 7(b).

          (d) If the indemnification provided for in Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding Paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to Section 7(d) are several in proportion to the respective number of Shares purchased.

          8.   Conditions of Underwriters' Obligations.  The several obligations
               ---------------------------------------
of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement (including any post-effective amendment thereto) shall have become effective not later than 5:00 p.m. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as the Underwriters may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company or the Underwriters, contemplated by the Commission.

          (c)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, the Subsidiaries and the Partnerships taken as a whole; (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus; (iii) the Company, the Subsidiaries and the Partnerships shall have no liability or obligation, direct or contingent, which is material to the Company, the Subsidiaries and the Partnerships, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date the Underwriters shall have received a certificate dated the Closing Date, signed by Harvey Lenkin and John Reyes in their capacities as the President, and Senior Vice President and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 8(a), (b) and (c).

          (d) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of David Goldberg, counsel for the Company, to the effect that:

          (i) Each of the Company, the Subsidiaries and the Partnerships has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect;

          (ii) All of the Company's ownership interests in the Partnerships are owned free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interests, claims, liens or encumbrances;

          (iii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects; the statements in the Prospectus Supplement under the caption "Description of Equity Stock and Depositary Shares" and in the Prospectus under the captions "Description of Equity Stock" and "Description of the Depositary Shares," insofar as such statements constitute summaries of the documents referred to therein, have been reviewed by such counsel and fairly summarize the matters referred to therein in all material respects; the outstanding shares of Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series A Equity Stock, Series AA Equity Stock and Series AAA Equity Stock have been duly and validly authorized and issued and are fully paid and nonassessable and the deposit of the Equity Shares in accordance with the Deposit Agreement has been duly authorized; the Shares and the Equity Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement and the Deposit Agreement and, in the case of the Shares, paid for by the Underwriters pursuant to the Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the forms of certificates for the Shares are in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Depositary Shares or the Series A Equity Stock;

          (iv) To the best of my knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best of my knowledge, after due inquiry, the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under Part II, Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations -Distribution Requirements" and under Part III,
           Item 13 - "Certain Relationships and Related Transactions" (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion) fairly summarize the matters therein described in all material respects;

          (v) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder and each of the Incorporated Documents (or, if any amendment with respect to any such document was filed, when such document was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

          (vi) The Company has full corporate power and authority to enter into and perform its obligations under the Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Equity Shares; and the Agreement and the Deposit Agreement have each been duly authorized, executed and delivered by the Company;

          (vii) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Shares;

          (viii) The Company, each Subsidiary and each Partnership have all requisite power and authority, and, to the best knowledge of such counsel, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of my knowledge, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, and the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

          (ix) The Company and each of the Subsidiaries are not in violation of its articles of incorporation or by-laws, and each of the Partnerships is not in violation of its respective partnership agreement, and to the best of my knowledge, after due inquiry, neither the Company, the Subsidiaries nor any Part-nership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

          (x) Neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated by the Agreement (including without limitation the issuance and deposit of the Equity Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation or by-laws of the Company or the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument known to me and to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships;

          (xi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as provided therein;

          (xii) Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

          (xiii) To the best of such counsel's knowledge, after reasonable inquiry, neither the Company, any of the Subsidiaries nor any of the Partnerships is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or any of the Partnerships or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

          (xiv) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

          (xv) The Company, the Subsidiaries and the Partnerships own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company, the Subsidiaries and the Partnerships taken as a whole as described in the Prospectus, such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and the Partnerships with respect to the foregoing;

          (xvi) Except as described in the Prospectus and in Section 6(r) of the Agreement, to the best of such counsel's knowledge, after reasonable inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

          (xvii) Except as described in the Prospectus and in Section 6(r) of the Agreement, to the best of such counsel's knowledge, after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the Equity Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

          (xviii) The Deposit Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and (regardless of whether a proceeding is considered at law or in equity);

          (xix) When the Shares evidenced by the Depositary Receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized and issued, fully paid and nonassessable shares of Series A Equity Stock, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

          In addition, such counsel shall state that he has participated in conferences with representatives of the Underwriters, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect
            --------
to the financial statements and other financial data included in the Registration Statement or Prospectus.

          (e) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from Hogan & Hartson L.L.P., counsel for the Company, to the effect that:

          (i) The statements in the Prospectus under the heading "Federal Income Tax Consequences" and "Risk Factors - We would incur adverse tax consequences if we fail to qualify as a REIT" and "Risk Factors - We would incur a corporate level tax if we sell certain assets" read in conjunction with the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they describe matters of law or legal conclusions, are correct in all material respects.

          (ii) Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), and subject to the limitations and qualifications set forth in such counsel's tax opinion filed as
          Exhibit 8.1 to the Registration Statement, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, and the Company's proposed method of operation (as described in the Prospectus, Prospectus Supplement and the Management

         Representation Letter) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2000, and for subsequent taxable years. The Underwriters may rely upon such counsel's tax opinion filed as Exhibit
         8.1 to the Registration Statement to the same extent as if it were set forth in full herein.

          (f) The Underwriters shall have received an opinion, dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

          (g) the Underwriters shall have received letters addressed to them and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriters.

          (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole; (iv) the Company, the Subsidiaries and the Partnerships shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, the Subsidiaries, and the Partnerships, taken as a whole, other than those reflected in the Registration

Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriters shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to the Underwriters), to the effect set forth in Section 8(h) and in Section 8(i) hereof.

          (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained or contained in the Deposit Agreement and required to be performed or complied with by it hereunder or thereunder at or prior to the Closing Date.

          (j) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

          (k) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have requested.

          (l) The Company shall have furnished to the Underwriters "lock up" letters, in form and substance satisfactory to the Underwriters, signed by each of the Company's current executive officers and directors.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and the Underwriters' counsel.

          Any certificate or document signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in Paragraphs (d) through (h) shall be dated the Option Closing Date in question and the opinions called for by Paragraphs (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

          9.   Effective Date of Agreement and Termination.
               -------------------------------------------

          This Agreement shall become effective upon the later of (i) execution of this Agreement, (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission, and (iii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or a Rule 462 Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission or, in the case of a Rule 462(b) Registration Statement, upon filing thereof.

          This Agreement may be terminated at any time prior to the Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company or any of its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Underwriters, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Underwriters, is material and adverse and would, in the judgment of the Underwriters, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or Nasdaq National Market System, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriters' opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (v) the declaration of a banking morato-rium by either Federal or New York State authorities or (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Underwriters has a material adverse effect on the financial markets in the United States.

          10.  Default of Underwriters.
               -----------------------

          If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Additional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Additional Shares purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing used herein will relieve a defaulting Underwriter from liability for its default.

          11.  Miscellaneous.
               -------------

          Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Public Storage, Inc., 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397, Attention: Legal Department; and (b) if to the Underwriters, to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention:
Transac-
tion Advisory Group, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or pursuant to clause (i), (iii) or (vi) of the second paragraph of Section 9, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.

          THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          References to a "Section" or a "Paragraph" are, unless otherwise specified, to a section or a paragraph of this Agreement.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          This Agreement may be amended only by a written instrument signed by each of the parties hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                         Very truly yours,
                         PUBLIC STORAGE, INC.



                         By /s/ David Goldberg
                           --------------------------------------------------
                              David Goldberg
                              Senior Vice President



CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.

Acting severally on behalf of
  themselves

By:      CREDIT SUISSE FIRST BOSTON CORPORATION



By:        /s/ Eric A. Anderson
          --------------------------------------
            Eric A. Anderson
            Managing Director

                                   SCHEDULE I

                              PUBLIC STORAGE, INC.

                          1,200,000 Depository Shares

                                               Number of
Underwriters                                  Firm Shares
------------                                  -----------

Credit Suisse First Boston Corporation ....       552,000
Deutsche Bank Securities Inc...............       216,000
A.G. Edwards & Sons, Inc...................       216,000
First Union Securities, Inc................       216,000
                                                ---------

    Total..................................     1,200,000
                                                =========